Exhibit 5.1
[Letterhead of Holme Roberts & Owen LLP]
October 5, 2007
Molina Healthcare, Inc.
One Golden Shore Drive
Long Beach, CA 90802
Re: 3.75% Convertible Senior Notes due 2014
Ladies and Gentlemen:
     We have acted as counsel to Molina Healthcare, Inc., a Delaware corporation (the “Company”), in connection with (i) the preparation and filing of the Company’s final prospectus supplement, dated October 4, 2007 (the “Final Prospectus”), as transmitted to the Securities and Exchange Commission (the “SEC”) for filing on October 4, 2007, (a) related to the Company’s Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed with the SEC under the Securities Act of 1933, as amended (the “Act”), on April 4, 2005 (File No. 333-123783), as amended on May 6, 2005 and November 23, 2005, and (b) supplementing the prospectus contained in Amendment No. 2 to the Registration Statement filed on November 23, 2005 (the “Preliminary Prospectus,” and, together with the Final Prospectus, collectively the “Prospectus”); and (ii) the offering and sale by the Company pursuant to the Prospectus of $175,000,000 in 3.75% Convertible Senior Notes due 2014 (the “Convertible Notes”) of the Company that are to be convertible into shares of common stock, par value $.001 per share, of the Company (the “Common Stock”). This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We did not represent the Company in connection with or participate in the preparation or filing of the Registration Statement (other than the Final Prospectus), but we did review the Registration Statement in connection with our participation in the preparation of the Final Prospectus and the preparation of this opinion.
     In connection with the Company’s preparation and filing of the Final Prospectus, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies or electronic copies of originals. In making our examination of documents executed by parties other than the Company, we have further assumed that (i) all parties to the documents (except to the extent opined to herein) are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or are otherwise required to be so qualified, and have full power and authority and all necessary consents and approvals to execute, deliver and perform under such documents, (ii) all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto (except to the extent opined to herein), have been duly executed by such parties and have been duly delivered by such parties and (iii) all such documents constitute the legal, valid and binding obligation of each party thereto enforceable against such party in accordance with its terms. In rendering the opinions set forth below, we have relied as to factual matters upon certificates, statements and representations of the Company, its officers and representatives and public officials and other sources believed by us to be responsible. We have not independently established the facts so relied upon. As to matters of fact not directly within our actual knowledge, we have relied upon certificates and other documents from public officials in certain jurisdictions.
     In connection with this opinion, we have examined the following documents:
     1. The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;
     2. The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company;
     3. The form of Indenture (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), and the form of First Supplemental Indenture (the “First Supplemental Indenture”), between the Company and the Trustee (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture”), incorporated by reference as exhibits to the Registration Statement, and the form of the Convertible Notes, which is an exhibit to the First Supplemental Indenture;
     4. The Prospectus;
     5. The Underwriting Agreement, dated October 4, 2007 (the “Underwriting Agreement”), between the Company and Citigroup Global Markets Inc. and UBS Securities LLC, for themselves and the other underwriters named therein (collectively, the “Underwriters”);
     6. Resolutions adopted by the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company approving the terms of the Convertible Notes, certified as of a recent date by an officer of the Company (the “Board Resolutions”);
     7. Such other records of the corporate proceedings of the Company that we considered necessary or appropriate for the purpose of rendering this opinion;
     8. Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and
     9. Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.
     On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

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     1. When the Convertible Notes in the form contained in the Indenture shall have been completed, executed, authenticated and delivered in accordance with the provisions of the Indenture, the Board Resolutions and the Underwriting Agreement, against payment of the consideration therefor pursuant to the Underwriting Agreement, and in a manner contemplated in the Registration Statement, including the Prospectus, the Convertible Notes will be duly authorized by the Company and will be valid and binding obligations of the Company.
     2. Following the valid issuance of the Convertible Notes, the shares of Common Stock to be issued by the Company upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes and the Indenture, will, when issued upon such conversion in accordance with the terms of the Convertible Notes and the Indenture, be validly issued, fully paid and non-assessable.
     For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Convertible Notes: (a) no stop order shall have been issued by the SEC relating to the Registration Statement, (b) the authorization thereof by the Company’s board of directors shall not have been modified or rescinded, (c) no change in law affecting the validity, legally binding character or enforceability of the authorization of the of the issuance and sale of the Convertible Notes by the Company’s board of directors shall have occurred, (d)  the Base Indenture and the First Supplemental Indenture (including, without limitation, the form of the Convertible Notes to be issued thereunder) shall not have been modified except to reflect the pricing terms set forth in the Prospectus, (e) the Convertible Notes shall have been issued in accordance with the Indenture; (f) upon the issuance of the Convertible Notes, the amount of Convertible Notes outstanding does not exceed the amount authorized by the Company’s board of directors, and (g) the Company’s certificate of incorporation shall not have been modified or amended in any respect that would affect the opinions expressed herein and will be in full force and effect.
     The opinions expressed herein are limited to the laws of the State of New York (as such opinions relate to the Convertible Notes only) and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the federal laws of the United States of America.
     This opinion, as it relates to the enforceability of obligations of the Company, is subject to the qualification that the enforceability of the agreement, instrument or other obligation referred to herein is subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality); and (iii) public policy or similar considerations that may limit enforceability of indemnification provisions and provisions seeking to limit a party’s liability.
     We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

     This opinion may be filed as part of the Company’s Current Report on Form 8-K to be filed for the purpose of including this opinion as part of the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the Final Prospectus. In giving these consents, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
     The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours, /s/ HOLME ROBERTS & OWEN LLP HOLME ROBERTS & OWEN LLP

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